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                                                                       Exhibit 5


                      [Chadbourne & Parke LLP Letterhead]



                                                                October 28, 1996



New Rockwell International Corporation
2201 Seal Beach Boulevard
Seal Beach, California  90740-8250

Dear Sirs:

                  In connection with the registration by New Rockwell International Corporation, a Delaware corporation ("New Rockwell") and a wholly-owned subsidiary of Rockwell International Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), of (i) 201,384,640 shares of Common Stock, par value $1 per share, of New Rockwell ("New Rockwell Common Stock") and (ii) 28,040,910 shares of Class A Common Stock, par value $1 per share, of New Rockwell ("New Rockwell Class A Common Stock" and, together with New Rockwell Common Stock, "New Rockwell Shares"), including the preferred share purchase rights associated with such New Rockwell Shares, to be issued by New Rockwell in connection with the pro rata distribution (the "Distribution") of all the issued and outstanding New


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New Rockwell International
  Corporation                         -2-                      October 28, 1996

Rockwell Common Stock and New Rockwell Class A Common Stock to the holders of Common Stock, par value $1 per share, of the Company and Class A Common Stock, par value $1 per share, of the Company, respectively, on a share-for-share basis in accordance with the terms of the Agreement and Plan of Distribution (the "Distribution Agreement") to be entered into among the Company, New Rockwell and certain wholly-owned subsidiaries of the Company that will become wholly-owned operating subsidiaries of New Rockwell, as contemplated by the Agreement and Plan of Merger dated as of July 31, 1996, among the Company, The Boeing Company and Boeing NA, Inc., we advise as follows:

                  As counsel for New Rockwell, we have reviewed (i) the Certificate of Incorporation of New Rockwell, (ii) the By-Laws of New Rockwell,
(iii) the Registration Statement on Form S-4 of New Rockwell under the Act with respect to the New Rockwell Shares (the "Registration Statement"), (iv) the form of Restated Certificate of Incorporation of New Rockwell (the "New Rockwell Certificate") to be filed by New Rockwell with the Secretary of State of the State of Delaware prior to the Distribution, (v) the form of amended By-Laws of New Rockwell (the "New Rockwell By-Laws") to be adopted by New Rockwell prior to the Distribution and (vi) evidence of the corporate proceedings taken by New Rockwell in connection with the



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New Rockwell International
  Corporation                         -3-                      October 28, 1996

authorization and issuance of the New Rockwell Shares. We have also examined originals, or copies certified to our satisfaction, of such corporate records of New Rockwell and such other instruments, certificates of public officials and representatives of New Rockwell and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers of New Rockwell and appropriate public officials.

                  On the basis of the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

                  1. When the New Rockwell Certificate is filed with the Secretary of State of the State of Delaware and the New Rockwell By-Laws are adopted by New Rockwell and become effective, the issuance of the New Rockwell Shares will be duly and validly authorized by New Rockwell.

                  2. Upon (i) the effectiveness of the Registration Statement, (ii) the filing of the New Rockwell Certificate,



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New Rockwell International
  Corporation                         -4-                       October 28, 1996

(iii) the effectiveness of the New Rockwell By-Laws and (iv) the issuance of the New Rockwell Shares in accordance with the terms of the Distribution Agreement, the New Rockwell Shares will be legally and validly issued, fully paid and nonassessable.

                  We express no opinion herein as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the reference to this firm under the caption "Legal Matters" in the Proxy Statement-Prospectus constituting a part of the Registration Statement.

                                                   Very truly yours,

                                                   CHADBOURNE & PARKE LLP